===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       United Securities Bancorporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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     (4) Date Filed:

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Notes:

                        UNITED SECURITY BANCORPORATION
                          9506 North Newport Highway
                        Spokane, Washington 99218-1200

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held May 23, 2000

                               ----------------

To the Shareholders of United Security Bancorporation:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of United Security Bancorporation ("USBN") will be held in the lower level of The United Security Bank Building, 222 North Wall, Spokane, Washington, on Tuesday, May 23, 2000, at 7:00 p.m. local time for the purpose of considering and voting upon the following matters:

  1. ELECTION OF DIRECTORS. To elect twelve (12) Directors to serve until the next annual meeting or until their successors have been elected and qualified.

  2. WHATEVER OTHER BUSINESS may properly come before the Annual Meeting, or any adjournments thereof.

  Only those shareholders of record at the close of business on April 5, 2000, shall be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

  Further information regarding voting rights and the business to be transacted at the Annual Meeting is given in the accompanying Proxy Statement. The directors, officers and personnel who serve you genuinely appreciate your continued interest as a shareholder in the affairs of USBN, its growth and development.

April 21, 2000

                      BY ORDER OF THE BOARD OF DIRECTORS

              Keith Sattler                       Richard C. Emery
              Chairman of the Board               President & C.E.O.


                            YOUR VOTE IS IMPORTANT

 Whether or not you plan to attend the Annual Meeting, please sign and date your Proxy card and return it in the enclosed postage prepaid envelope. The prompt return of your proxy will assist us in preparing for the meeting. Retention of the Proxy is not necessary for admission to the Annual Meeting.

                        UNITED SECURITY BANCORPORATION
                          9506 North Newport Highway
                        Spokane, Washington 99218-1200
                                (509) 467-6949

                               ----------------

                                PROXY STATEMENT

                               ----------------

  This Proxy Statement and the accompanying Proxy are being sent to shareholders on or about April 21, 2000, for use in connection with the Annual Meeting of Shareholders of United Security Bancorporation (USBN) to be held on Tuesday, May 23, 2000. Only those shareholders of record at the close of business on April 5, 2000 (the "Record Date"), shall be entitled to vote. The number of shares of USBN's no par common stock (the "Common Stock"), outstanding on the Record Date and entitled to vote at the Annual Shareholders' Meeting is 7,315,959.

Voting Rights and Solicitations

  The enclosed Proxy is solicited by and on behalf of the Board of Directors of USBN, with the cost of solicitation borne by USBN. Solicitation may be made by directors and officers of USBN and its operating subsidiaries, United Security Bank ("USB"), Home Security Bank ("HSB"), Bank of Pullman ("BOP"), Grant National Bank ("GNB"), AmericanWest Bank ("AWB") and USB Insurance Agencies, Inc. ("USB Insurance"). USB, HSB, BOP, GNB and AWB are sometimes collectively referred to in this Proxy Statement as the "Banks". Solicitation may be made by use of the mails, by telephone, facsimile and personal interview.

  USBN's Common Stock is the only type of security entitled to vote at the annual meeting. If you were a shareholder of record of Common Stock of USBN at the close of business on the Record Date of April 5, 2000, you may vote at the annual meeting. On all matters requiring a shareholder vote at the Annual Meeting, each shareholder is entitled to one vote, in person or by proxy, for each share of common stock of USBN recorded in his or her name.

  The affirmative vote of a plurality of the shares present at the annual meeting, in person or by proxy, is required to elect directors (Item No. 1). Abstentions and "broker non-votes" (shares held by a broker or nominee as to which a broker or nominee indicates in the Proxy that it does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. For the election of Directors, an abstention from voting and broker non-votes will have the legal effect of neither a vote for nor against the nominee. For all other matters, an abstention from voting and broker non-votes, since they are not affirmative votes, will have the same practical effect as a vote against the respective matters. Cumulative voting for directors is not permitted.

  If you are unable to attend the annual meeting, you may vote by proxy. The enclosed proxy is solicited by the Board of Directors of USBN, and when returned, properly completed, will be voted as you direct on your proxy. If the proxy is returned with no instructions on how the shares are to be voted, shares represented by such proxies will be voted FOR election of the director-nominees identified by the Board of Directors (Item No. 1).

  If your shares are held by a bank, broker or other holder of record and you want to attend the meeting and vote in person, you will need to bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on April 5, 2000, the record date.

  You may revoke or change your proxy at any time before it is exercised at the Annual Meeting. To do this, send a written notice of revocation or another signed proxy bearing a later date to the Secretary of USBN at its principal executive office. You may also revoke your proxy by giving notice and voting in person at the annual meeting.

Costs of Solicitation

  The cost of soliciting proxies will be borne by USBN. In addition, USBN will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding solicitation material to beneficial owners. Proxies may also be solicited personally or by telephone or telegram by certain of USBN's directors, executive officers and regular employees, who will not receive additional compensation.

                              PURPOSE OF MEETING

  There is one matter being presented for consideration by the shareholders at the Annual Meeting.

                        No. 1 -- Election of Directors

General

  USBN's Articles of Incorporation, as Amended ("Articles") allow the Board or the shareholders to set the number of directors on the Board within a range of 5 to 25. Currently, this number is 13. The Articles also allow the Board to fill vacancies created on the Board. The Board by resolution has set the number of directors for the next Board to serve at 12.

  Directors are elected for terms of one year or until their successors are elected and qualified.

  At the annual meeting, twelve (12) directors are to be elected, each to serve until the next annual meeting of shareholders or until his successor is elected and qualified.

  Unless authority to vote is withheld on a proxy, proxies in the form enclosed will be voted FOR the director-nominees identified below. If any nominee is not available for election (a contingency which USBN does not now foresee), it is the intention of the Board of Directors to recommend the election of a substitute nominee, and proxies in the form enclosed will be voted FOR the election of such substitute nominee unless authority to vote such proxies in the election of directors has been withheld.

  In accordance with the above, the Board of Directors has nominated David C. Blankenship, Wes Colley, James Rand Elliott, David E. Frame, Robert J. Gardner, Robert L. Golob, Norman V. McKibben, Buddy R. Sampson, Keith P. Sattler, Donald H. Swartz II, Dann Simpson, and Ronald Wachter as directors, to serve a one year term or until their successors are elected and qualified.

                     INFORMATION WITH RESPECT TO NOMINEES

  The following tables set forth certain information with respect to the nominees for director, including the number of shares of common stock beneficially held. Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or executive officer can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days. Except as noted below, each holder has sole voting and investment power for all shares shown as beneficially owned by them. Where beneficial ownership was less than one percent of all outstanding shares, the percentage is not reflected in the table.

                                                                Shares and
                                                               Percentage of
                                                               Common Stock
                                      Principal Occupation     Beneficially
      Name, Age and                    of Director During       Owned as of
    Tenure as Director                  Last Five Years     December 31, 1999 *
    ------------------                --------------------  -------------------
                                                                    (1)
 David C. Blankenship, 57 President and owner of                  129,793
 Since 1991               Blankenship and Associates,              (1.77%)
                          Inc.; Holland Road Properties,
                          Inc., RiverPark Properties,
                          Inc., and Triple Ten
                          Investments; director of USB,
                          BOP and USB Insurance

 Wesley E. Colley, 61     President/Chief Executive               258,670
 Since 1999               Officer & Director AWB                   (3.54%)

 James Rand Elliott, 49   Partner of Premium Finance               10,278 (2)
 Since 1996               Company; director of Yakima
                          Chapter of American Red Cross;
                          director of HSB

 David E. Frame, 60       Chairman and CEO of American            155,171 (3)
 Since 1999               Line Builders, Inc.; director            (2.12%)
                          of AWB

 Robert J. Gardner, 60    Self-employed in the logging             37,656 (4)
 Since 1985               business; President/owner of
                          Gardner Logging and Trucking,
                          Inc.; director of USB and USB
                          Insurance

 Robert L. Golob, 69      President of Golob Dairy, Inc.;          24,604 (5)
 Since 1988               director of HSB;
                          President/director of Bleyhl
                          Farm Service; director of
                          Valley Irrigation Dist.;
                          director of All West/Select
                          Sires; director of WA State
                          Dairy Products Commission

 Norman V. McKibben, 63   Self-employed wine grape                 80,664
 Since 1999               grower; director of The Hogue            (1.10%)
                          Cellars Winery; director of
                          Canoe Ridge Winery; Partner of
                          Pepper Bridge Winery; director
                          of AWB

 Buddy R. Sampson, 63     Farmer; director USB, USB                 5,624
 Since 1999               Insurance and GNB

 Keith P. Sattler, 56     CPA/Principal of Sattler and             19,436 (5)
 Since 1993               Heslop; director and treasurer
                          of Lower Valley Holding Corp.;
                          director of Sunnyside Housing
                          Authority; Chairman/director of
                          HSB and AWB

                                                                Shares and
                                                               Percentage of
                                                               Common Stock
                                      Principal Occupation     Beneficially
      Name, Age and                    of Director During       Owned as of
    Tenure as Director                  Last Five Years     December 31, 1999 *
    ------------------                --------------------  -------------------
                                                                    (1)
 Dann Simpson, 67         Semi-retired C.P.A.; Past                6,492
 Since 1985               Chairman of USBN; Chairman of
                          USB and USB Insurance

 Donald H. Swartz, II, 54 Owner, J&M Electric director of         26,635 (6)
 Since 1998               GNB

 Ronald Wachter, 62       President of NuChem Industries;         14,940
 Since 1997               General Manager NuChem Ltd.;
                          President Whitman County Bus
                          Development; Secretary Greater
                          Pullman Economic Development;
                          director of BOP

--------
 * Share amounts reflect stock dividends, including the 10% dividend declared January 18, 2000.

(1) Share amounts include stock options which are exercisable within 60 days as follows: David C. Blankenship, 3,463 shares; Wesley E. Colley, 20,791 shares; James Rand Elliott, 1,597 shares; David E. Frame, 16,858 shares; Robert J. Gardner, 2,662 shares; Robert L. Golob, 2,662 shares; Norman V. McKibben, 440 shares; Buddy R. Sampson, 2,662 shares; Keith P. Sattler, 2,662 shares; Dann Simpson, 5,883 shares; Donald H. Swartz, II, 2,420 shares; Ronald Wachter, 2,662 shares.

(2)  Includes 3,038 shares held of record by Mr. Elliott's spouse.

(3)  Includes 39,902 shares held of record by ALB Trust.

(4) Includes 12,176 shares held of record by Gardner Logging and Trucking, Inc. and 2,017 shares held of record by Mr. Gardner's spouse.

(5)  Includes 157 shares held of record by TIPS.

(6) Includes 2,677 shares held of record by J&M Electric and 171 shares held of record by Mr. Swartz's children.

  The Board of Directors recommends that you vote FOR the nominees to be elected as directors.

        INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

  The following sets forth information concerning the Board of Directors and certain Committees of USBN during the year ended December 31, 1999.

Board of Directors

  USBN held ten (10) Board meetings in 1999. Each director attended at least 75 percent of the aggregate of: (i) the total number of meetings of the Board of Directors; and (ii) the total number of meetings held by all committees on which he served.

Certain Committees of the Board of Directors

  The Board of Directors of USBN has established an Audit and Compliance Committee ("Audit Committee"), a Compensation Committee and an Executive Committee. When the need arose the full Board served as the Nominating Committee. The following table shows membership of the various committees during the fiscal year.

Committee Membership

  -----------------------------------------------------
     Name                  Audit Compensation Executive
  -----------------------------------------------------
     David C. Blankenship     X        X           X
  -----------------------------------------------------
     Richard C. Emery                              X
  -----------------------------------------------------
     Robert J. Gardner        X        X           X
  -----------------------------------------------------
     Buddy R. Sampson                              X
  -----------------------------------------------------
     Keith P. Sattler         X*       X
  -----------------------------------------------------
     Dann Simpson             X        X*          X
  -----------------------------------------------------

* Chairman

  Audit Committee. The main function of the Audit Committee includes reviewing the plan, scope, and audit results of the independent auditors, as well as reviewing and approving the services of the independent auditors. The Audit Committee reviews or causes to be reviewed the reports of bank regulatory authorities and reports its conclusions to the Board of Directors. The Audit Committee also reviews procedures with respect to USBN's records and its business practices, and reviews the adequacy and implementation of the internal auditing, accounting and financial controls. The Committee held four
(4) meetings during the year.

  Compensation Committee. The main function of the Compensation Committee is to attract and retain well-qualified executive officers and other personnel through competitive compensation arrangements, with emphasis on rewards for outstanding contributions to USBN's success, with a special emphasis on aligning the interests of executive officers and other personnel with those of USBN's shareholders. There were eight (8) meetings of the Compensation Committee in 1999.

  Executive Committee. The main function of the Executive Committee is to establish the agenda for USBN's Board of Directors meetings, to receive reports from the Executive Officers regarding their activities and the implementation of USBN's business plan, and to ensure USBN's strategic planning process is being followed. The Committee held two (2) meetings during the year.

Compensation of Directors

  Directors of USBN receive a monthly retainer of $500 and $500 for each meeting of the board of directors attended. During the year ended December 31, 1999, USBN paid total director fees of $148,175 pursuant to such arrangements.

  Certain directors of USBN are also directors or executive officers of USBN's Subsidiaries or members of various committees of USBN's board of directors, and receive fees for meetings attended in such capacities. Similar programs for directors of the Subsidiaries have been established which are commensurate with the size of the institution and the procedures of its peer and affiliate banks.

  Directors of USBN are eligible to receive options under the 1995 Incentive Stock Option Plan. This plan is described in the Executive Compensation section under the heading "Description of Incentive Stock Option Plan".

Employment Agreement

  USBN has entered into an employment agreement with Wes Colley, President and Chairman of AWB. Mr. Colley's agreement is for a term of 36 months, which commenced on the merger effective date of February 1, 1999. Mr. Colley's initial base salary under the agreement was $108,600. The agreement provides that Mr. Colley will receive all benefits that are generally provided to similarly situated full-time employees of

USBN. Mr. Colley will also receive certain fringe benefits, including the right to participate in group life insurance, disability, health and accident insurance plans, profit sharing and pension plans and other employee fringe benefit plans that are in effect from time to time for similarly situated employees. If Mr. Colley is terminated without cause or Mr. Colley terminates his employment for a legitimate reason as defined in his agreement before the end of the term of the agreement, Mr. Colley is entitled to receive his base salary for the remaining term of the agreement. The employment agreement also provides for a restriction on Mr. Colley's ability to compete with USBN or AWB following his termination from employment (voluntary or otherwise) for a period of 24 months.

                            EXECUTIVE COMPENSATION

  The following table sets forth a summary of certain information concerning compensation awarded to or paid by USBN for services rendered in all capacities, during the last three fiscal years to the Chief Executive Officer and the three most highly compensated executive officers of USBN and, in certain instances, its Subsidiaries, whose total compensation in 1999 exceeded $100,000.

                                                                          Long-Term
                                     Annual Compensation                Compensation
                              ------------------------------------ -----------------------
                                                                                   Payouts
                                                                     Securities    -------
   Name and Principal                               Other Annual     Underlying     LTIP      All Other
        Position         Year Salary(1)     Bonus  Compensation(2) Options/SARs(4) Payouts Compensation(4)
   ------------------    ---- ---------    ------- --------------- --------------- ------- ---------------
Richard C. Emery........ 1999 $171,875     $43,842        $0                0          0       $     0
 President and CEO       1998  164,100      77,704         0                0          0             0
 USBN                    1997   23,916(5)   11,125         0           17,343          0             0


Daniel P. Murray........ 1999 $121,140     $25,922        $0                0          0       $17,052
 Senior Vice President-- 1998  114,200      49,918         0                0          0        17,052
 Loan Adminhistrator of  1997  102,950      46,960         0                0          0        17,052
 USBN and USB


Wesley E. Colley........ 1999 $124,248     $82,232        $0           18,990          0       $     0
 President and CEO of    1998  118,879      71,427         0            4,013          0             0
 AWB                     1997  102,800      45,967         0            4,952          0             0

--------
(1) Includes director fees paid during the year.
(2) Does not include amounts attributable to miscellaneous benefits received by executive officers, including the use of company-owned automobiles and the payment of certain club dues. In the opinion of management, the costs to USBN of providing such benefits to any individual executive officer during the year ended December 31, 1999 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.
(3) Represents options to acquire shares of Common Stock that were granted under stock option plans.
(4) Represents the value attributed to the named executive officer during the year pursuant to agreements entered into between USB, AWB and such officers as part of USB and AWB salary continuation plans.
(5) Includes director fees of $1,000; Mr. Emery's 1997 salary on an annualized basis (exclusive of director fees) would have been $137,500.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                           Potential
                                                                        Realizable Value
                                                                           at Assumed
                                       Individual Grants                Annual Rates of
                         ----------------------------------------------   Stock Price
                                     % of                               Appreciation For
                         Options Total Options Exercise                  Option Term(2)
                         Granted  Granted to    Price                   ----------------
Name                       (1)     Employees     (1)    Expiration Date   5%      10%
----                     ------- ------------- -------- --------------- ------- --------
Wesley E. Colley........ 18,990      57.41%     12.71        2004       $66,684 $147,354
Richard C. Emery........      0       0.00%      0.00         --              0        0
Daniel P. Murray........      0       0.00%      0.00         --              0        0

--------
(1) Share amount and exercise price have been adjusted to reflect the 10% stock dividend declared on January 18, 2000. The options vest in 20% increments beginning at the time the agreement is signed and annually thereafter.

(2) The potential realizable value portion of the foregoing table illustrates values that might be realized upon exercise of the options immediately prior to the expiration of their term based upon the assumed compounded rates of appreciation in the value of Common Stock as specified in the table over the term of the options. These amounts do not take into account provisions of the options providing for termination of the option following termination of employment or non-transferability.

  Option Exercises. The following table sets forth certain information concerning exercises of stock options pursuant to USBN's stock option plan by the named executive officers during the year ended December 31, 1999 and stock options held at year-end.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES

                                                    Number of Unexercised      Value of Realizable
                                                   Options at Year End(1)    Options at Year End(2)
                         Shares Acquired  Value   ------------------------- -------------------------
Name                       on Exercise   Realized Exercisable Unexercisable Exercisable Unexercisable
----                     --------------- -------- ----------- ------------- ----------- -------------
Richard C. Emery........         0       $     0    10,406        6,937       $     0        $ 0
Daniel P. Murray........         0       $     0    15,190            0       $58,178        $ 0
Wesley E. Colley........       500       $13,750    20,791       11,394       $80,579        $ 0

--------
(1) Share amounts and values have been adjusted for stock dividends, including the 10% stock dividend declared on January 18, 2000.

(2) On December 31, 1999, the closing price of the Common Stock was $11.36. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option. Options with an exercise price greater than the closing price on December 31, 1999, are showing no value.

Employee Stock Ownership Plan

  USBN maintains an employee stock ownership plan and trust, known as the United Security Bancorporation Employee Stock Ownership Plan ("Plan"), for the benefit of employees of USBN and its subsidiaries. The Plan became effective January 1, 1989, and is intended to enable participating employees to share in the growth and prosperity of USBN and thereby accumulate capital for retirement needs. The Plan is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, as a stock bonus plan. Employees of USBN or its subsidiaries who are 21 years of age or older become eligible for participation in the Plan in any Plan year after achieving 1,000 hours or more of service.

  At December 31, 1999 (as adjusted for the stock dividend declared January 18, 2000), the Plan owned 206,457 shares of Common Stock of USBN, representing approximately 2.72% of the then outstanding shares. At such date, the Plan had no outstanding debt.

  USBN makes annual contributions to the trust created under the Plan (for which USBN receives a deduction) and the trust invests such contributions and trust earnings in Common Stock of USBN. Contributions to the Plan in fiscal year 1999 totaled $322,000.

Description of Incentive Stock Option Plan

  USBN presently maintains one stock option plan, known as the 1995 Incentive Stock Option Plan ("1995 Plan"). The 1995 Plan, adopted by the Board of Directors on March 14, 1995, and by the shareholders on May 24, 1995, provides for the issuance of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options that are not qualified under the Code. Key individuals of USBN and its Subsidiaries (including directors, executive officers who are also employees, and advisors or consultants to USBN) are eligible to receive grants of options.

  The 1995 Plan is administered by the Compensation Committee ("Committee") of the Board of Directors, comprised of at least 2 non-employee directors, whose members are entitled to receive awards of options if and when granted by an independent executive remuneration committee. Up to 399,300 shares of Common Stock of USBN or shares representing eight percent (8%) of the Common Stock of USBN from time-to-time outstanding, whichever is less, are available for issuance in the form of options under the 1995 Plan.

  In addition, 108,878 shares of USBN common stock were available to AWB directors and officers as part of the merger with Bancwest Financial effective February 1, 1999. These options were previously granted under the Bancwest option plans that were adopted by USBN, separate from the plan described above and will be exercised, terminated or forfeited by the year 2003 consistent with the termination schedules in the merger agreement.

Salary Continuation Agreements

  USB, HSB, BOP and GNB have entered into Executive Salary Continuation Agreements with certain of its directors and employees, including certain named executive officers. Under the terms of the respective agreements, the director or officer will receive an annual sum, payable on a monthly basis, for a period of ten years upon retirement. The following named executive officers will receive payments under their individual agreements: Mr. Emery will receive $67,000 and Mr. Murray will receive $40,800.

  The plans are generally available to most directors, executive officers and other key employees of the Banks, and vest according to years of service. Persons employed by the Banks for at least six continuous years prior to the effective date of the plans are deemed vested with respect to 20% of the salary continuation benefits available to them, and become vested in an additional 20% of such benefits for each succeeding year of employment thereafter until the employee becomes fully vested. Eligible persons employed by the Banks for at least ten continuous years prior to the effective date of the plans are deemed fully vested. Obligations under the salary continuation plans are funded by prepaid policies of universal life insurance covering the lives of the plan participants.

Report on Executive Compensation

  The Compensation Committee of the Board of Directors of the Company is composed of Messrs. Dann Simpson (Chair), David C. Blankenship, Keith P. Sattler and Robert J. Gardner.

  The intention of this Compensation Committee Report is to describe in general terms the process the Compensation Committee and Board of Directors undertakes and the matters it considers in determining the appropriate compensation for the Company's executive officers.

  USBN believes that the Compensation of its executive officers and other key personnel should reflect and support the goals and strategies that USBN has established.

  Compensation Philosophy. There are two principal objectives in determining executive compensation: (1) to attract, reward and retain key executive officers, and (2) to motivate executive officers to perform to the best of their abilities and to achieve short-term and long-term corporate objectives that will contribute to the overall goal of enhancing stockholders value. In furtherance of these objectives, the Committee has adopted the following policies:

  . USBN will compensate competitively with the practices of other leading companies in the related fields;

  . Performance at the corporate, subsidiary and individual executive officer level will determine a significant portion of compensation;

  . The attainment of realizable but challenging objectives will determine performance-based compensation; and

  . USBN will encourage executive officers to hold substantial, long-term equity stakes in USBN so that the interest of executive officers will coincide with the interest of stockholders; accordingly, stock options will constitute a significant portion of compensation.

  Elements of Executive Compensation. The elements of USBN's compensation of executive officers are: (1) annual cash compensation in the form of base salary and incentive bonuses; (2) long-term incentive compensation in the form of Salary Continuation Agreements; (3) long-term incentive compensation in the form of stock options granted under USBN's 1995 Plan; and (4) other compensation and employee benefits generally available to all employees of USBN, such as health insurance and employer contributions under USBN's Plan.

  Base salary is determined by considering the overall performance of each executive officer with respect to the duties and responsibilities assigned. Salary surveys of other community banks are reviewed and factored into the process to insure fair rates of compensation in an increasingly competitive labor market.

  During the fiscal year ended December 31, 1999, Richard C. Emery, the President and Chief Executive, received total compensation (less director's fees) of $185,467, representing $141,625 in base salary and $43,842 in bonus. Mr. Emery's total compensation paid during 1999 was approximately 30% less than that paid during the fiscal year 1998. This decrease is directly attributed to the amount paid in "performance bonus" as a result of a new formula adopted by the Board during 1999. Under this new formula, performance bonuses are calculated using a quantitative formula that consists of various growth and performance measures different than those used in years past.

                       Executive Compensation Committee

  Dann Simpson (Chair) . David C. Blankenship . Keith P. Sattler . Robert J.
                                    Gardner

                            STOCK PERFORMANCE GRAPH

  The chart below depicts the total return to shareholders during the period beginning May 5, 1995, when USBN first issued its shares publicly, and ending December 31, 1999. The definition of total return includes appreciation in market value of the stock as well as the actual cash and stock dividends paid to shareholders. The comparable indices utilized are the S&P 500 Index and the Regional Pacific Banks Index. The chart assumes that the value of the investment in USBN's Common Stock and each of the two indices was $100 on May 5, 1995, and that all dividends were reinvested.




                        [PERFORMANCE GRAPH APPEARS HERE]

                -------------------- FISCAL YEAR ENDING ------------------------
COMPANY/INDEX/
 MARKET         5/05/1995 12/29/1995 12/31/1996 12/31/1997 12/31/1998 12/31/1999
Untd Sec Bcp Wa   100.00     172.87     207.47     311.93     253.18     230.19
MG GROUP INDEX    100.00     141.32     177.06     318.82     298.59     304.44
S&P 500 INDEX     100.00     121.79     149.75     199.71     256.79     310.83

                                        Period Ending
                              ----------------------------------
                              5/95 12/95 12/96 12/97 12/98 12/99
            Index             ---- ----- ----- ----- ----- -----
     United Security Bancorp  100   173   207   312   253   230
     Regional-Pacific Banks   100   141   177   319   299   304
     S & P Composite          100   122   150   200   257   311

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  The following table provides information concerning the non-director executive officers named in the compensation table and all executive officers and directors of USBN as a group. USBN is not aware of any person who at December 31, 1999, beneficially owned more than five percent of its outstanding Common Stock.

                                     Current Position                Shares and
                                   with the Company and              Percentage
                                     Prior Five Year              of Common Stock
        Name and Age               Business Experience          Beneficially Owned *
        ------------               --------------------         --------------------
   Daniel P. Murray, 52    Senior Vice President-Loan                  25,124 (1)
                           Administrator of the Company and USB

   Executive officers and                                             795,087 (2)
   directors as a group                                                (10.87%)
   (13 individuals)

--------
 * Unless otherwise noted, all shares owned represent less than one percent. Share amounts have been adjusted for the 10% stock dividend declared on January 18, 2000.

(1) Includes 8,162 shares allocated to Mr. Murray under USBN's employee stock ownership plan, and 15,190 shares for stock options, which are exercisable within 60 days.

(2) Includes shares for stock options owned by directors and executive officers as a group, which are exercisable within 60 days.

                                  MANAGEMENT

Executive Officers who are not Directors

  The following table sets forth information with respect to the executive officers that are not directors or nominees for director of USBN or one of the named executive officers listed in the summary compensation table. All executive officers are elected annually and serve at the discretion of the Board of Directors.

   Name           Age Position with Company
   ----           --- ---------------------
   Chad Galloway   53 Vice President and CFO of the Company and USB
                      since 1995; formerly, Senior Internal Auditor
                      for Metropolitan Mortgage and Vice President and
                      Controller of AGAmerica, FCB.

--------
Includes 1,261 shares allocated to Mr. Galloway under USBN's employee stock ownership plan, and 11,506 shares for stock options, which are exercisable within 60 days.

             RELATED PARTY TRANSACTIONS AND BUSINESS RELATIONSHIPS

  Loans to Affiliates. Some of USBN's directors and executive officers were customers of the Banks during the last fiscal year and had transactions with such Banks in the ordinary course of business. In addition, some of USBN's directors and executive officers are officers, directors or shareholders of corporations or members of partnerships, which were customers of the Banks during the last fiscal year and had transactions with such Banks in the ordinary course of business. All loans included in such transactions were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than any normal risk of collectibility or present other unfavorable terms.

               COMPLIANCE WITH SECTION 16(a) FILING REQUIREMENTS

  Section 16(a) of the Securities Exchange Act of 1934, as amended, ("Section 16(a)") requires that all executive officers and directors of USBN and all persons who beneficially own more than 10 percent of USBN's

Common Stock file reports with the Securities and Exchange Commission with respect to beneficial ownership of USBN's Securities. USBN has adopted procedures to assist its directors and executive officers in complying with the Section 16(a) filings.

  Based solely on its review of copies of reports made pursuant to Section 16(a) of the Securities Exchange Act of 1934, related regulations, and written representations that no other reports were required, USBN believes that during the year ended December 31, 1999 all filing requirements applicable to its directors, executive officers and 10% shareholders were satisfied, except as follows: Robert L. Golob inadvertently neglected to file a Form 4 for a transaction for the purchase of 2,500 shares; David C. Blankenship inadvertently neglected to file a Form 4 for a transaction for the purchase of 1,551 shares. A Form 4 reflecting the purchase of these shares was subsequently filed for each of Messrs. Golob and Blankenship.

                                   AUDITORS

  USBN selected Moss Adams, LLP, Certified Public Accountants, as its independent auditors for the current year and for the year ended December 31, 1999. Representatives of Moss Adams, LLP will be present at the Annual Meeting, and will have the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions.

                                OTHER BUSINESS

  The Board of Directors knows of no other matters to be brought before the shareholders at the Annual Meeting. In the event other matters are presented for a vote at the Meeting, the proxy holders will vote shares represented by properly executed proxies in their discretion in accordance with their judgment on such matters.

  At the Annual Meeting, management will report on USBN's business and shareholders will have the opportunity to ask questions.

                 INFORMATION CONCERNING SHAREHOLDER PROPOSALS

  Shareholders who intend to present proposals for consideration at next year's annual meeting are advised that any such proposal must be received by the Secretary of USBN no later than the close of business on December 21, 2000, if such proposal is to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. In addition, if USBN receives notice of a shareholder proposal after March 9, 2001, the persons named as proxies in the form of Proxy will have discretionary authority to vote on such shareholder proposal.

                         ANNUAL REPORT TO SHAREHOLDERS

  A copy of USBN's Annual Report, including Form 10-K filed with the Securities and Exchange Commission under the Securities and Exchange Act of 1934 for the year ended December 31, 1999, including financial statements, is included with this mailing. Additional copies may be obtained without charge. Written requests for additional copies of the Form 10-K should be addressed to Jacqueline A. Barnard, Secretary to the Board of Directors of United Security Bancorporation, 9506 North Newport Highway, Spokane, WA 99218-1200.

April 21, 2000                            BY ORDER OF THE BOARD OF DIRECTORS

                                          Jacqueline A. Barnard, Secretary

PROXY

                         UNITED SECURITY BANCORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       PLEASE SIGN AND RETURN IMMEDIATELY

  The undersigned hereby constitutes and appoints Keith P. Sattler and Jacqueline A. Barnard, each of them the undersigned's attorney-in-fact and proxy to vote all of the shares of common stock of United Security Bancorporation (USBN) owned of record by the undersigned on April 5, 2000 at the annual meeting of shareholders of USBN to be held on May 23, 2000 or any adjournment(s) thereof.

  UNLESS OTHERWISE INDICATED, THE SHARES OF COMMON STOCK OWNED BY THE UNDERSIGNED WILL BE VOTED FOR ITEM NO. 1.

ITEM NO. 1 Election of Directors.

  A. I vote FOR all nominees listed below (except as marked to the contrary below) [_]

  B. I WITHHOLD AUTHORITY to vote for any individual nominee whose name I have struck a line through in the list below [_]

      David C. Blankenship        Wesley E. Colley                 James Rand Elliot
      David E. Frame              Robert J. Gardner                Robert L. Golob
      Norman V. McKibben          Buddy R. Sampson                 Keith P. Sattler
      Dann Simpson                Donald H. Swartz, II             Ronald Wachter

  C. I WITHHOLD AUTHORITY to vote for all nominees listed above [_]

ITEM NO. 2. WHATEVER OTHER BUSINESS may properly be brought before the Annual Meeting or any adjournment(s) thereof.

  THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" AND WILL BE VOTED "FOR" THE PROPOSAL LISTED UNLESS AUTHORITY IS WITHHELD, IN WHICH CASE THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION SO MADE.

  Management knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, this Proxy will be voted in accordance with the recommendations of management.

  The Board of Directors recommends a vote "FOR" the listed proposal.

Dated:    , 2000
                                                 ------------------------
                                                 Print Name(s)

                                                 ------------------------

                                                 ------------------------
                                                 WHEN SIGNING AS ATTOR-
                                                 NEY, EXECUTOR, ADMINIS-
                                                 TRATOR, TRUSTEE OF
                                                 GUARDIAN, PLEASE GIVE
                                                 FULL TITLE. IF MORE
                                                 THAN ONE TRUSTEE, ALL
                                                 SHOULD SIGN. ALL JOINT
                                                 OWNERS MUST SIGN.